Exhibit 23.  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 5, 1999 included in the Annual Report on Form 10-K filed by OTR Express, Inc. (the
"Company") for its fiscal year ended December 31, 1998 and to all references to our Firm included therein, into the Company's previously filed Registration Statements on Form S-8, Nos. 333-13503, 333-13507 and 333-13515.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Kansas City, Missouri
March 30, 1999